UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
2nd Amendment

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  July 5, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-61-8-9240-2836

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)
On June 27, 2006, Manning Elliot LLP (“Manning Elliott”) resigned as the independent accountants of De Beira Goldfields Inc. Manning Elliott resigned due to a change in control of the Company’s mind and management and location of the Company’s principal operations which are not locally based. Manning Elliott became aware of the change in control subsequent to the Company’s filing on Form 8-K dated June 13, 2006 announcing the change in control.

(ii)
The report of Manning Elliot on the financial statements for the two fiscal years ended August 31, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The report of Manning Elliot on the financial statements for the fiscal year ended August 31, 2005 and for the period from May 28, 2004 (Date of Inception) to August 31, 2004 contained an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern.

(iii)	De Beira’s Board of Directors did not recommend the decision to change independent accountants.

(iv)
In connection with its audits for the fiscal years August 31, 2005 and 2004, and through June 27, 2006, there have been no disagreements with Manning Elliot on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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(b)	New independent accountants

De Beira engaged GHP Horwath, P.C., Certified Public Accountants as its new independent registered public accounting firm as of August 18, 2006. During the two years ended August 31, 2005 and 2004 and through August 18, 2006, De Beira has not consulted with GHP Horwath, P.C., Certified Public Accountants regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on De Beira’s financial statements; (iii) any written or oral advice that may have been provided to De Beira, which may have been an important factor considered by De Beira in reaching a decision as to the accounting, auditing or financial reporting issue; or (iv) any matter that was the subject of a disagreement or event.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
16
Letter to Securities and Exchange Commission dated June 30, 2006 from Manning Elliot regarding change in certifying accountant, filed as an attached exhibit to De Beira’s Form 8-K/A (Current Report) filed on July 5, 2006 and incorporated herein by reference
Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

By:/s/ Reg Gillard
Dated: August 28, 2006          Reg Gillard - CEO & President

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